EXHIBIT (99)(a)

EARNINGS RELEASE

January 26, 2026

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported fourth quarter and full year 2025 results with highlights as follows:

Fourth quarter 2025 highlights:

•

Net earnings were $6.6 million or $1.25 per share and $1.21 per diluted share for the three months ended December 31, 2025, as compared to $3.6 million or $0.67 per share and $0.65 per diluted share for the same period one year ago.

•

During the three months ended December 31, 2025, the Bank recognized a $3.0 million net gain on the North Carolina Department of Transportation (“NCDOT”) eminent domain acquisition of the Bank’s former Mooresville branch office, situated on NC Highway 150 in Mooresville, NC for the widening of NC Highway 150.

•	Net interest margin was 3.62% for the three months ended December 31, 2025, compared to 3.39% for the three months ended December 31, 2024.

Full year 2025 highlights:

•

Net earnings were $19.8 million or $3.74 per share and $3.62 per diluted share for the year ended December 31, 2025, as compared to $16.4 million or $3.08 per share and $2.98 diluted share for the prior year.

•	Cash dividends were $0.96 per share for the year ended December 31, 2025, compared to $0.92 per share for the prior year.
•	Total loans were $1.20 billion at December 31, 2025, compared to $1.14 billion at December 31, 2024.
•	Non-performing assets were $4.2 million or 0.25% of total assets at December 31, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.
•	Total deposits were $1.51 billion at December 31, 2025, compared to $1.48 billion at December 31, 2024.
•	Core deposits, a non-GAAP measure, were $1.35 billion or 89.44% of total deposits at December 31, 2025, compared to $1.34 billion or 90.17% of total deposits at December 31, 2024.
•	Shareholders’ equity was $157.1 million, or 9.23% of total assets, at December 31, 2025, compared to $130.6 million, or 7.90% of total assets, at December 31, 2024.
•	Net interest margin was 3.57% for the year ended December 31, 2025, compared to 3.36% for the year ended December 31, 2024.

Net earnings were $6.6 million or $1.25 per share and $1.21 per diluted share for the three months ended December 31, 2025, as compared to $3.6 million or $0.67 per share and $0.65 per diluted share for the prior year period. William D. Cable, Sr., President and Chief Executive Officer, attributed the increase in fourth quarter net earnings to increases in net interest income and non-interest income and a decrease in non-interest expense, which were partially offset by an increase in the provision for credit losses, compared to the prior year period, as discussed below.

Net interest income was $15.4 million for the three months ended December 31, 2025, compared to $13.8 million for the three months ended December 31, 2024. The increase in net interest income is due to a $1.1 million increase in interest income and a $410,000 decrease in interest expense. The increase in interest income is primarily due to a $1.3 million increase in interest income and fees on loans and a $219,000 increase in interest income on balances due from banks, which was partially offset by a $382,000 decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The increase in interest income on balances due from banks is primarily due to an increase in average balances outstanding. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve. Net interest income after the provision for credit losses was $15.0 million for the three months ended December 31, 2025, compared to $14.0 million for the three months ended December 31, 2024. The provision for credit losses for the three months ended December 31, 2025 was an expense of $353,000, compared to a recovery of $205,000 for the three months ended December 31, 2024.The increase in the provision for credit losses is primarily attributable to a $609,000 decrease in the reserve for losses associated with Hurricane Helene during the fourth quarter of 2024, which resulted in a recovery in the fourth quarter of 2024, compared to an expense in the fourth quarter of 2025.

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Non-interest income was $9.6 million for the three months ended December 31, 2025, compared to $7.1 million for the three months ended December 31, 2024. The increase in non-interest income is primarily attributable to a $3.0 million net gain on the NCDOT eminent domain acquisition of the Bank’s former Mooresville branch office during the three months ended December 31, 2025, which was partially offset by a $386,000 decrease in miscellaneous non-interest income primarily due to bank owned life insurance (BOLI) death benefit proceeds of $313,000 received during the three months ended December 31, 2024, compared to no BOLI death benefit proceeds during the three months ended December 31, 2025.

Non-interest expense was $15.9 million for the three months ended December 31, 2025, compared to $16.5 million for the three months ended December 31, 2024. The decrease in non-interest expense is primarily attributable to a $605,000 decrease in salaries and employee benefits expense primarily due to a decrease in salary and supplemental executive retirement plan expenses and a $620,000 decrease in other non-interest expense primarily due to a decrease in legal expenses. The Bank recorded $553,000 in legal expenses associated with the NCDOT litigation during the three months ended September 30, 2025. These legal expenses were subsequently reclassified to offset the $3.6 million gain on the involuntarily disposal of this property upon receiving the formal written order from the court during the three months ended December 31, 2025, which resulted in the $3.0 million net gain noted above. The decreases in non-interest expense were partially offset by a $560,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/services expenses.

Net earnings were $19.8 million or $3.74 per share and $3.62 per diluted share for the year ended December 31, 2025, as compared to $16.4 million or $3.08 per share and $2.98 per diluted share for the prior year. The increase in net earnings is primarily attributable to increases in net interest income and non-interest income, which were partially offset by an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year, as discussed below.

Net interest income was $59.0 million for the year ended December 31, 2025, compared to $54.1 million for the year ended December 31, 2024. The increase in net interest income is due to a $2.9 million increase in interest income and a $2.1 million decrease in interest expense. The increase in interest income is primarily due to a $4.3 million increase in interest income and fees on loans and a $44,000 increase in interest income on balances due from banks, which was partially offset by a $1.5 million decrease in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans. The increase in interest income on balances due from banks is primarily due to an increase in average balances outstanding. The decrease in interest income on investment securities is due to a reduction in balances outstanding and decreases in yields on variable rate securities. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities resulting from rate decreases implemented by the Federal Reserve. Net interest income after the provision for credit losses was $58.1 million for the year ended December 31, 2025, compared to $54.4 million for the year ended December 31, 2024. The provision for credit losses for the year ended December 31, 2025 was an expense of $938,000, compared to a recovery of $285,000 for the year ended December 31, 2024. The increase in the provision for credit losses is primarily attributable to a $66.0 million increase in total loans and a $18.0 million increase in unfunded loan commitments from December 31, 2024 to December 31, 2025, which were partially offset by a $925,000 decrease in net charge-offs during the year ended December 31, 2025, compared to the year ended December 31, 2024.

Non-interest income was $31.0 million for the year ended December 31, 2025, compared to $27.7 million for the year ended December 31, 2024. The increase in non-interest income is primarily attributable to a $3.0 million net gain during the year ended December 31, 2025 on the NCDOT eminent domain acquisition of the Bank’s former Mooresville branch office and a $2.0 million increase in appraisal management fee income due to an increase in appraisal volume. The increases in non-interest income were partially offset by a $1.6 million decrease in miscellaneous non-interest income primarily due to a decrease in income on small business investment company (SBIC) investments and a decrease in deferred compensation income.

Non-interest expense was $63.2 million for the year ended December 31, 2025, compared to $61.2 million for the year ended December 31, 2024. The increase in non-interest expense is primarily attributable to a $1.6 million increase in appraisal management fee expense due to an increase in appraisal volume and a $262,000 increase in occupancy expense primarily due to an increase in furniture and equipment maintenance/services expenses.

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Income tax expense was $2.1 million for the three months ended December 31, 2025, compared to $1.0 million for the three months ended December 31, 2024. The effective tax rate was 24.31% for the three months ended December 31, 2025, compared to 22.44% for the three months ended December 31, 2024. The increase in the effective tax rate is primarily due to a $109,000 deferred tax asset write-off during the three months ended December 31, 2025. Income tax expense was $6.0 million for the year ended December 31, 2025, compared to $4.6 million for the year ended December 31, 2024. The effective tax rate was 23.29% for the year ended December 31, 2025, compared to 21.86% for the year ended December 31, 2024. The increase in the effective tax rate is primarily due to a $322,000 interest receivable booked during the year ended December 31, 2024 on a deposit for taxes paid prior to a settlement with the North Carolina Department of Revenue to withdraw the disallowance of certain tax credits previously purchased by the Bank.

Total assets were $1.70 billion as of December 31, 2025, compared to $1.65 billion as of December 31, 2024. Available for sale securities were $377.4 million as of December 31, 2025, compared to $388.0 million as of December 31, 2024. Total loans were $1.20 billion as of December 31, 2025, compared to $1.14 billion at December 31, 2024.

Non-performing assets were $4.2 million or 0.25% of total assets at December 31, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024. Non-performing assets comprise $3.6 million in residential mortgage loans and $533,000 in commercial mortgage loans at December 31, 2025, compared to $3.7 million in residential mortgage loans, $463,000 in commercial mortgage loans, $257,000 in other loans, and $369,000 in other real estate owned at December 31, 2024.

The allowance for credit losses on loans was $10.1 million or 0.84% of total loans at December 31, 2025, compared to $10.0 million or 0.88% of total loans at December 31, 2024. The allowance for credit losses on loans increased $131,000 primarily due to a $66.0 million increase in total loans from December 31, 2024 to December 31, 2025, which was partially offset by a $925,000 decrease in net charge-offs during the year ended December 31, 2025, compared to the year ended December 31, 2024. The allowance for credit losses on unfunded commitments was $1.4 million at December 31, 2025, compared to $1.1 million at December 31, 2024. The increase in the allowance for credit losses on unfunded commitments was due to a $18.0 million increase in unfunded loan commitments from December 31, 2024 to December 31, 2025. The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets. Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.51 billion as of December 31, 2025, compared to $1.48 billion as of December 31, 2024. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.35 billion at December 31, 2025, compared to $1.34 billion at December 31, 2024. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $159.4 million at December 31, 2025, compared to $145.9 million December 31, 2024.

Junior subordinated debentures were $15.5 million at December 31, 2025 and December 31, 2024. Shareholders’ equity was $157.1 million, or 9.23% of total assets, at December 31, 2025, compared to $130.6 million, or 7.90% of total assets, at December 31, 2024. The increase in shareholders’ equity is primarily due an increase in net income and a decrease in the unrealized loss on investment securities available for sale due to rate changes between December 31, 2024 and December 31, 2025.

Peoples Bank operates 15 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg and Iredell Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

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Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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CONSOLIDATED BALANCE SHEETS
December 31, 2025 and 2024
(Dollars in thousands)
	December 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$27,721	$30,919
Interest-bearing deposits	30,384	28,347
Cash and cash equivalents	58,105	59,266

Investment securities available for sale	377,363	388,003
Other investments	2,595	2,728
Total securities	379,958	390,731

Mortgage loans held for sale	1,136	1,367

Loans	1,204,388	1,138,404
Less: Allowance for credit losses on loans	(10,126)	(9,995)
Net loans	1,194,262	1,128,409

Premises and equipment, net	14,162	14,847
Cash surrender value of life insurance	17,837	17,675
Accrued interest receivable and other assets	36,688	39,667
Total assets	$1,702,148	$1,651,962

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$394,563	$402,254
Interest-bearing demand, MMDA & savings	760,883	741,363
Time, over $250,000	159,389	145,939
Other time	194,390	195,175
Total deposits	1,509,225	1,484,731

Securities sold under agreements to repurchase	-	-
Junior subordinated debentures	15,464	15,464
Accrued interest payable and other liabilities	20,341	21,204
Total liabilities	1,545,030	1,521,399

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,459,441 shares at 12/31/25, 5,457,646 shares at 12/31/24	48,708	48,658
Common stock held by deferred compensation trust, at cost; 150,288 shares at 12/31/25, 158,580 shares at 12/31/24	(1,510)	(1,757)
Deferred compensation	1,510	1,757
Retained earnings	135,645	121,062
Accumulated other comprehensive loss	(27,235)	(39,157)
Total shareholders' equity	157,118	130,563

Total liabilities and shareholders' equity	$1,702,148	$1,651,962

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CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2025 and 2024
(Dollars in thousands, except per share amounts)
	Three months ended		Years ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$17,413	$16,113	$67,251	$62,920
Interest on due from banks	775	556	2,840	2,796
Interest on investment securities:
U.S. Government sponsored enterprises	2,073	2,334	8,411	9,979
State and political subdivisions	690	694	2,772	2,779
Other	572	689	2,344	2,259
Total interest income	21,523	20,386	83,618	80,733

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,864	2,847	11,113	10,237
Time deposits	3,070	3,396	12,529	14,316
Junior subordinated debentures	232	266	959	1,116
Other	-	67	-	985
Total interest expense	6,166	6,576	24,601	26,654

NET INTEREST INCOME	15,357	13,810	59,017	54,079
PROVISION FOR CREDIT LOSSES	353	(205)	938	(285)
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	15,004	14,015	58,079	54,364

NON-INTEREST INCOME:
Service charges	1,391	1,452	5,579	5,653
Other service charges and fees	170	158	696	685
Gain/(loss) on sale of securities	(74)	-	(78)	5
Gain on sale of premises and equipment	3,009	-	3,009	-
Mortgage banking income	110	94	327	357
Insurance and brokerage commissions	281	272	1,026	989
Appraisal management fee income	3,068	3,023	13,684	11,691
Miscellaneous	1,676	2,062	6,737	8,335
Total non-interest income	9,631	7,061	30,980	27,715

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,195	7,800	28,245	28,209
Occupancy	2,584	2,024	8,948	8,686
Appraisal management fee expense	2,450	2,400	10,883	9,263
Other	3,643	4,263	15,133	14,992
Total non-interest expense	15,872	16,487	63,209	61,150

EARNINGS BEFORE INCOME TAXES	8,763	4,589	25,850	20,929
INCOME TAXES	2,130	1,030	6,020	4,576

NET EARNINGS	$6,633	$3,559	$19,830	$16,353

PER SHARE AMOUNTS
Basic net earnings	$1.25	$0.67	$3.74	$3.08
Diluted net earnings	$1.21	$0.65	$3.62	$2.98
Cash dividends	$0.20	$0.19	$0.96	$0.92
Book value	$29.59	$24.64	$29.59	$24.64

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FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2025 and 2024
(Dollars in thousands)
	Three months ended		Years ended
	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$413,454	$439,338	$418,469	$442,097
Loans	1,191,020	1,131,787	1,165,212	1,113,488
Earning assets	1,684,913	1,620,669	1,653,293	1,611,816
Assets	1,731,451	1,662,314	1,695,711	1,653,356
Deposits	1,550,863	1,493,385	1,525,479	1,465,965
Shareholders' equity	152,593	131,522	148,795	129,866

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.62%	3.39%	3.57%	3.36%
Return on average assets	1.52%	0.85%	1.17%	0.99%
Return on average shareholders' equity	17.25%	10.77%	13.33%	12.59%
Average shareholders' equity to total average assets	8.81%	7.91%	8.77%	7.85%

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	December 31, 2025	December 31, 2024
	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,126	$9,995
Allowance for credit losses on unfunded commitments	1,403	1,101
Provision for (recovery of) credit losses (2)	938	(285)
Charge-offs (2)	(852)	(1,981)
Recoveries (2)	347	551

ASSET QUALITY:
Non-accrual loans	$4,176	$4,440
90 days past due and still accruing	-	-
Other real estate owned	-	369
Total non-performing assets	$4,176	$4,809
Non-performing assets to total assets	0.25%	0.29%
Allowance for credit losses on loans to non-performing assets	242.48%	207.84%
Allowance for credit losses on loans to total loans	0.84%	0.88%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.24%	0.33%
Risk Grade 2 (high quality)	19.42%	19.87%
Risk Grade 3 (good quality)	72.92%	72.24%
Risk Grade 4 (management attention)	6.71%	6.45%
Risk Grade 5 (watch)	0.30%	0.57%
Risk Grade 6 (substandard)	0.41%	0.54%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2025, including non-accrual loans, there were no relationships exceeding $1.0 million Watch and Substandard risk grades. At December 31, 2024, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.78% and is reduced by the related nondeductible portion of interest expense.

(2)	For the years ended December 31, 2025 and 2024.

(END)

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